EXHIBIT 10.7

COLLABORATION AND LICENCE AGREEMENT

THIS AGREEMENT is made this 14th day of April 1999 by and between

UNIVERSITY COLLEGE LONDON, incorporated in the United Kingdom by Royal Charter, acting through its Royal Free and University College Medical School and Freemedic plc, whose address is Rowland Hill Street, London NW3 2PF, United Kingdom (together, “RFUCMS”)

and

Big Bear Bio Inc., of P.O. Box 25268, San Mateo, CA 94402, USA (“BBB”).

WHEREAS

A.	RFUCMS, by virtue of discoveries made by or under the direction of its employee, Dr Peter S N Rowe, is owner of certain intellectual property rights relating to the regulation of phosphate metabolism (the “Technology”);

B.	BBB is a company whose business is the research, development and commercialisation of products in the area of endocrinology and mineral metabolism;

C.	BBB wishes to provide funding to support further research at RFUCMS into the Technology, and to obtain a licence to develop and commercialise products arising therefrom;

D.	RFUCMS is willing to grant a licence to BBB subject to the terms and conditions hereof.

NOW THEREFORE the parties are agreed as follows:

1.	Definitions

Funded Research	A programme of research, a description and the objectives of which are set out in Appendix I hereto, to be carried out at RFUCMS under the direction of Dr Rowe (or an acceptable substitute as provided for herein) to investigate and increase knowledge of a putative novel polypeptide (“Phosphatonin”), fragments and/or derivatives thereof, receptors therefor and substances acting on or bound by such receptors, involved in the regulation of phosphate metabolism.

Licensed Patent	Any patent issued upon or deriving priority from the Patent Applications, including any foreign patent corresponding thereto, and/or any divisions, continuations or reissues thereof.

Net Sales Value (NSV)	The amount invoiced by BBB, its distributor(s) or sub-licensee(s) in respect of sales of Product(s) to any third party, excluding any tax on such invoiced amount and less any discounts credits or allowance for price reductions in accord with normal business practice and refunds or allowance for returns. The transfer of goods between BBB and its distributor(s) and sub-licensees shall not counted as sales for the purpose of calculating Net Sales Value.

Patent Applications	Patent Application GB 9810681.8 dated 18 May 1998 and Patent Application GB 9819387.3 dated 4 September 1998, filed in the name of University College London, together with any future patent applications deriving their subject matter from the Funded Research and filed in the name of RFUCMS or its nominee, and RFUCMS’s title in any “Joint Patent” as contemplated by Article 5.3.

Product	Any product deriving from the Research, whether or not incorporated into a pharmaceutical formulation or other vehicle, and which is sold or offered for sale as an agent for the therapy, diagnosis or prevention of disease, or as a laboratory reagent

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or investigational tool, or any other use for commercial purposes.

Research	The Funded Research together with research and development work carried out by or on behalf of BBB as contemplated by Article 2.5, on materials and/or discoveries and information arising from the Funded Research or otherwise furnished to BBB by RFUCMS pursuant to this Agreement.

2.	Collaborative Research and Funding

2.1	BBB will pay to RFUCMS [***] in support of the Funded Research, such payment shall be inclusive of RFUCMS normal costs for overheads associated with the Funded Research, but exclusive of Value Added Tax (currently 0% for non-EC countries). Any reasonable expense incurred by RFUCMS personnel directly in connection with travel requested by BBB (e.g. to attend review meetings) shall be reimbursed by BBB as an additional expense promptly upon presentation of RFUCMS’s invoice.

2.2	Payment will be made in [***] by wire transfer of immediately available funds to General Call Account Number [***], quoting reference “BBB”, in four equal instalments 6-monthly in advance, the first such instalment falling due immediately upon execution of this Agreement (the “Effective Date”).

2.3	The Funded Research will be conducted in the Department of Biochemistry and Molecular Biology of RFUCMS under the direction of Dr Rowe, and RFUCMS shall ensure that the personnel equipment and facilities as set out in the costing attached hereto as Appendix II are made available to conduct the Funded Research. It is envisaged that the initial period of the Funded Research will be two years, subject to extension pursuant to 2.7 below.

2.4	In the event that Dr Rowe ceases to be available, and RFUCMS is unable, after all reasonable effort, to appoint a suitably qualified and experienced substitute acceptable to BBB within one month from the date that Dr. Rowe ceases to be available, BBB shall have the right to terminate the payment of research funding, and any unused portion of funds already paid (excluding any irrevocable future commitment made by RFUCMS in connection with the Funded Research) shall be refunded to BBB within one (1) month of BBB’s decision of termination. RFUCMS will make all reasonable endeavour to ensure that such commitments are kept to a minimum, and in any case no commitment for a period exceeding 3 (three) months shall be deemed to be irrevocable. Termination in such circumstance shall not act to terminate the licence granted to BBB hereunder. The obligation of RFUCMS to make any refund pursuant to this Article 2.4 and the right of BBB to reduce royalties pursuant to Article 4.5 below shall be null and void in the event that Dr Rowe ceases to be available as a consequence of any offer made either directly by BBB, or by any third party with the inducement of BBB.

2.5	On receipt of the first instalment from BBB, RFUCMS will provide to BBB reasonable samples of materials and all information not previously made available to BBB, arising from Dr Rowe’s studies on phosphate metabolism. BBB shall be entitled to use such materials and information, together with related materials and information furnished to BBB by RFUCMS in anticipation of this Agreement, to pursue independent research.

2.6	RFUCMS will furnish to BBB quarterly reports of progress of the Funded Research. Any exceptional or unexpected finding from the Funded Research will be notified to BBB without undue delay. BBB will furnish to RFUCMS the reports of its progress of Research at least [***], and its plans and timetables for the commercial development of any Products or Product candidates at least [***]. Any exceptional or unexpected progress, or any material deviation from such plans or timetables by BBB will be notified to RFUCMS without undue delay.

2.7	The parties shall meet not later than three months before the second anniversary of the Effective Date to review progress of the Research and to agree terms for any extension to the Funded Research. Such extension shall be funded by BBB

i)	from any funding paid pursuant to 2.1 above and remaining unspent

ii)	from additional funding at a rate to be agreed in writing between the parties

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***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

3.	Licence

3.1	In consideration of the funding pursuant to Article 2.1 above, RFUCMS will grant to BBB a world-wide exclusive licence to use the Licensed Patents and Patent Applications, materials information and know-how arising from the Funded Research (whether or not protected by patent or capable of such protection) to carry out research on, develop, make, have made, sell, have sold or import one or more Products as herein defined, and to practice any process, method or procedure and otherwise exploit the Products and Licensed Patents and Patent Applications.

3.2	RFUCMS retains the right, without obligation to BBB, to use the materials, information and know-how licensed hereunder to BBB for non-commercial research purposes.

3.3	BBB shall have the right to appoint one or more sub-licensees upon terms to be negotiated by BBB. Any such sub-licence shall be co-terminous with the term of this Agreement, and shall contain the provision that, in the event that this Agreement is terminated by RFUCMS pursuant to Article 7.2 below RFUCMS shall have the option of converting such sub-licence into a direct licence between RFUCMS and the sub-licensee. Any sub-licensee appointed by BBB shall not have the right to appoint licensees.

BBB shall inform RFUCMS of the execution of any sub-licence agreement within [***] of its execution. BBB shall provide RFUCMS with sufficient detail of the sub-licence and the profile of the sub-licensee to enable RFUCMS to determine its rights thereunder.

3.5	The licence granted by this Agreement is conditional upon diligent and effective exploitation of the rights granted to BBB, in a manner likely to satisfy the demand in the commercial market for Product. BBB commits to undertake all commercially reasonable steps to bring one or more Product(s) to the market within a reasonable time frame, as set out in BBB’s business plans provided to RFUCMS pursuant to Article 2.6 above.

If in the periodic review of BBB’s progress reports it becomes apparent to RFUCMS that, extenuating circumstances excepted, there has been a lack of reasonable diligence by BBB, RFUCMS shall have the right to request in writing BBB to explain its reasons for deviation from such plans. In the absence of an acceptable explanation within [***] of such request, RFUCMS may at its sole discretion terminate the licence for one or more countries or convert it to a non-exclusive licence.

4.	Fees and Royalties

4.1	BBB shall pay RFUCMS milestone fees as follows:

i)	On entry into [***] of a Product for the treatment or prevention of disease, [***];

ii)	On [***] for the treatment or prevention of any disease state [***];

iii)	On [***] of a Product for the treatment or prevention of [***];

iv)	On first commercial launch of the first Product for [***] that is formally registered under the laws and regulations of the government of any nation or area, [***].

4.2	BBB shall pay to RFUCMS a percentage of lump-sum payments received by BBB as sub-licence fees as follows:

i)	For sub-licensees appointed [***] percent;

ii)	For sub-licensees appointed [***] percent.

4.3	BBB shall pay to RFUCMS royalties as a percentage of Net Sales Value of sales of Product by BBB, its distributors or sub-licensees as follows:

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***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

i)	In each territory where one or more Licensed Patents are in force, [***] of NSV for sales of therapeutic Products, [***] of NSV for sales of non-therapeutic Products, such royalties to be payable while at least one Licensed Patent remains in force.

ii)	In each territory where no Licensed Patent is in force, [***] of NSV for sales of therapeutic Products, and [***] of NSV for sales of non-therapeutic Products, such royalties to be payable for [***] from launch in the territory of the Product to which they relate.

4.4	Any lump-sum payment falling due hereunder shall be paid to RFUCMS not later than [***] from the date of the relevant milestone event or receipt by BBB of sub-licence fees as the case may be. Royalty payments shall be paid quarterly in arrears and shall become due and payable not later than [***] after the end of the calendar quarter to which they relate.

4.5	[***]

4.6	[***]

4.7	For the avoidance of doubt, the parties are agreed that any reduction that BBB may be entitled to make shall not apply to any payment due to RFUCMS under Articles 4.1 and 4.2 above.

5	Patents and Intellectual Property Rights

5.1	Ownership of the Licensed Patents shall remain at all times with RFUCMS, provided, however, that the Joint Patents defined in 5.3 below shall remain at all time co-owned by RFUCMS and BBB.

5.2	BBB shall be entitled at its own cost and expense (subject to the provisions of 4.6 above) to determine patent strategy and prosecution of the Licensed Patents and the Patent Applications using any representatives and/or patent counsels selected at the sole discretion of BBB. RFUCMS will at the request of BBB and at the expense of BBB execute all documents and do all things necessary for BBB to exercise such entitlement. BBB shall keep RFUCMS fully informed of its activities in relation to the Licensed Patents and the Patent Applications.

5.3	Any patent application and patents issuing thereon claiming an invention arising from the Research in which any officer or employee of BBB has made an inventive contribution shall be owned jointly by RFUCMS and BBB (“Joint Patent”). Prosecution of Joint Patents shall be at BBB’s own cost and expense.

5.4	Any such Joint Patent shall be regarded as a Licensed Patent for the purposes of calculating payment due to RFUCMS under Articles 4.1, 4.2 and 4.3 above but shall not be regarded as a Licensed Patent for the purposes of Article 4.6.

5.5	RFUCMS shall give notice of any publication (including oral presentation) relating to the Funded Research, and shall provide to BBB a copy of the text of such publication not later than [***] prior to the intended date of publication. BBB shall endeavour within [***] (and in no event more than [***]) of receipt to take what action it deems necessary for the protection of any invention disclosed by the intended publication, and shall inform RFUCMS accordingly.

5.6	[***] In the event that [***] decides not to file for such patent protection, [***] shall inform [***] of its intention not later than [***] from such notification. [***] shall thereafter be free at its sole discretion and expense to seek patent protection in its own name for such invention. The said invention shall fall outside the scope of the licence granted to BBB hereunder and RFUCMS shall be free to seek third party licensees therefor. However, BBB shall have right of first refusal on [***] notice to take a separate licence to such invention on terms no less favourable than those negotiated with a third party.

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***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

5.7	In the event the [***] elects not to proceed with the prosecution of, or to renew the territorial filing of any Licensed Patent or Patent Application, [***] shall inform [***] of its intention not less than [***] prior to any deadline. RFUCMS shall thereafter be free at its sole discretion and expense to pursue such prosecution or renewal. The said patents, applications or territories as the case may be shall fall outside the scope of the license granted to BBB hereunder and RFUCMS shall be free to seek third party licensees therefor. However, BBB shall have right of first refusal on [***] notice to take a separate licence to such invention on terms no less favourable than those negotiated with a third party.

5.8	In respect to serendipitous inventions arising from the Funded Research but having application outside the scope of the Research, BBB shall have right of first refusal, for [***] from notification by RFUCMS of such invention, to take an exclusive licence to the invention on terms to be negotiated in good faith between the parties. BBB shall in any event have a royalty-free non-exclusive licence hereunder to use any such invention to the extent that such use is essential to the development of one or more Products.

For the avoidance of doubt, the parties agree that, for the purposes of this Agreement “serendipitous invention” shall mean a discovery, invention or technical improvement (whether or not capable of protection by patent, copyright or the like) which has general utility not confined to the subject matter of the Funded Research (by way of illustration, a novel method of sequencing proteins). An unexpected finding relating only to the subject matter of the Research and arising therefrom, including (but not by way of limitation) any unexpectedly obtained or cloned molecule, fragments and/or derivatives thereof, receptors therefor and substances acting on or bound by such receptors, and any unexpected utility therefor shall not be deemed to be a serendipitous invention.

5.9	Each party shall notify the other party hereto promptly in the event that (a) it reasonably believes that any Licensed Patent is being infringed by a third party or (b) a declaratory judgement action is brought or threatened against it with respect to any Licensed Patent. In such event BBB shall have the right (but not the obligation) to act as principal in taking action at its own expense (“Enforcement Action”) in the enforcement of any Licensed Patent or in the defence of any declaratory judgement action against either of the parties hereto.

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***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

5.10	If BBB has not, within [***] of the notice contemplated by Article 5.9 above taken all reasonable steps to initiate appropriate Enforcement Action, or if having initiated such action BBB thereafter abandons or fails diligently to pursue such Enforcement Action, RFUCMS shall have the right at its sole discretion and expense to take or to continue such action as the case may be and shall thereafter be principal in the said action. In such event, BBB shall be entitled at its own expense to participate in such Enforcement Action with counsel of its choice.

5.11	The party acting as principal in any Enforcement Action shall keep the other party fully informed as to the progress of such action. The party not acting as principal shall, at the reasonable request of the other party co-operate with that party, including without limitation by joining as party plaintiff, executing documents, and making available relevant personnel, records, papers, information, samples, specimens and other similar materials in that party’s control.

5.12	The party acting as principal in any Enforcement Action in accordance with Articles 5.9 or 5.10 above shall bear the expenses of such action [***], provided however that, to the extent that such damages are attributed to a Licensed Patent, shall first be applied to reimburse the expenses of the party acting as principal in such Enforcement Action, and secondly to reimburse the expenses (if any) of the other party incurred in connection with such action, including without limitation reasonable attorney’s fees and court costs. Any remainder [***], with the following provisos:

(i)	BBB shall not be entitled to recover any expenses incurred in connection with such action prior to the abandonment or failure of diligence contemplated by Article 5.10, and

(ii)	Any exemplary damages awarded to BBB in compensation for loss of sales shall be deemed to be Net Sales for the calculation of royalties due to RFUCMS pursuant to Article 4.3.

6.	Statements and Accounts

6.1	BBB shall prepare and provide royalty statements to RFUCMS throughout the term of the Agreement and any extension thereof covering the periods ending [***] respectively, within [***] from the end of the quarter to which they relate, providing such information as is reasonably required by RFUCMS to permit an accurate determination of the amount payable by BBB to RFUCMS in accordance with Section 4 of this Agreement.

6.2	The royalty statements delivered by BBB to RFUCMS shall be accompanied by payment of the royalties due for the period ending [***] of each year during the term of this Agreement and any extension thereof. Payments shall be made by a bank wire transfer of immediately available funds to an account designated by RFUCMS from time to time. Net Sales not invoiced in [***] shall be converted prior to royalty calculation using the rate of exchange quoted in Wall Street Journal on the day such royalty payment is due to be made.

6.3	Where required by law, BBB shall withhold taxes required to be paid by any taxing authority on account of any payment to RFUCMS hereunder, and BBB shall obtain and furnish to RFUCMS satisfactory evidence of such withholding and payment in order for RFUCMS to obtain a tax credit or other relief as may be available under applicable law.

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***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

6.4	BBB shall keep full, accurate and complete records and books of account relating to the Net Sales Value of Product sold by BBB, its distributors and sub-licensees, and all royalties and similar fees received by BBB. BBB shall make such records available to RFUCMS during normal business hours, upon reasonable prior notice and permit RFUCMS and its authorised representative to inspect the records, and to take extracts from, and make copies of, the records. BBB shall afford all facilities and collaboration to RFUCMS and its authorised representatives for such inspections and furnish representatives with the information necessary to understanding the records; and keep all the records intact for a period of not less than [***].

6.5	RFUCMS may from time to time, upon reasonable prior notice to BBB have the records and books of account kept in accordance with Article 6.4 audited or examined by a duly authorised, independent accountant to ascertain the accuracy of the payments made by BBB to RFUCMS. The auditor shall report on the following: the amount payable and whether any underpayment or overpayment has been made. Should any audit of the Records of BBB reveal an underpayment by BBB to RFUCMS, BBB shall immediately remit payment to RFUCMS in the amount of such underpayment plus interest calculated at the rate of [***] compounded monthly, which is an annual percentage of approximately [***] (or at any such other rate as is from time to time established by RFUCMS and communicated in writing to BBB calculated from the date such payment was actually due until the date when such payment is actually made). Further, in the event that such underpayment reflects a discrepancy of [***] from that which BBB ought to have paid, BBB shall reimburse RFUCMS for the costs and expenses of such audit including, but not limited to, reasonable lawyers’ fees incurred in connection therewith. Should such an audit reveal an overpayment by BBB to RFUCMS, the overpayment shall be credited against Royalties payable in the future, unless the Agreement has been terminated before the overpayment becomes known, in which case the overpayment shall be refunded to BBB.

7.	Term and Termination

7.1	This Agreement shall take effect from the Effective Date and shall endure for the lifetime of the last to expire of the Licensed Patents.

7.2	Without prejudice to the rights of either party, either party may terminate this Agreement forthwith by the service of notice in writing in the event that the other party is in breach of this Agreement and in the case of a breach capable of remedy has within [***] of written notice of such breach failed to remedy the same.

7.3	Termination of this Agreement for whatever reason shall not terminate any rights accruing to either party prior to such termination, and shall not excuse BBB from making any payment that may be due hereunder.

8.	Liability and Indemnities

8.1	The parties acknowledge the experimental nature of the research proposed hereunder and BBB acknowledges that no representation or warranty express or implied is given by RFUCMS as to:

i)	the outcome of any programme of research or development whether undertaken individually or jointly;

ii)	the issuance and/or validity of any patent(s) deriving from the Patent Applications;

iii)	the fitness for any purpose of any material, information or know-how supplied to BBB hereunder.

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***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

8.2	BBB shall indemnify and hold harmless RFUCMS, its officers servants and agents against all liabilities, claims, proceedings, penalties, fines or other sanctions costs and expenses however incurred which may be imposed or asserted against RFUCMS, BBB or any third party in any way related to or arising directly or indirectly in connection with any act or omission (other than the wilful misconduct of RFUCMS ) in relation to the operation or use of any development, material, invention or information supplied by RFUCMS pursuant to this Agreement or the manufacture, control, possession, ownership, use, sale or other disposition by BBB or any third party of any Product deriving therefrom.

8.3	RFUCMS shall indemnify and hold harmless BBB, its officers, servants ,and agents against all liabilities, claims, proceedings, penalties, fines or other sanction costs and expenses however incurred which may be imposed or asserted against RFUCMS, BBB, or any third party in any way related to or arising directly or indirectly in connection with any act or omission (other than the wilful misconduct of BBB) in relation to the operation of the Funded Research or use of any material supplied by BBB for the purpose of this Funded Research.

9.	Confidentiality

9.1	Information (including materials, scientific, technical or business information) furnished hereunder by one party to the other and marked as the confidential property of the disclosing party, or if disclosed orally, is confirmed in writing within thirty (30) days of such disclosure (“Information”) shall be held in confidence by the receiving party in conditions no less secure than those for the confidential property of that party, and access thereto shall be limited to those officers, servants and advisors of the receiving party who have reasonable need to know for the purposes of this Agreement. The receiving party shall ensure that all such persons are made aware of the confidential nature of the Information, and shall undertake to be bound by conditions of confidentiality no less stringent than those contained herein.

9.2	The conditions of confidentiality shall not apply to any of the Information that a receiving party can demonstrate:

i)	Was in the public domain at the time of disclosure, or has subsequently become part of the public domain other than by the negligent act or omission of the receiving party; or

ii)	Was lawfully in the possession of the receiving party (as evidenced by written record) at the time of disclosure; or

iii)	Was independently developed by the receiving party without reference to or reliance upon the Information; or

iv)	The receiving party is required to disclose by law, provided that such party takes all reasonable and lawful action to avoid or minimise such disclosure.

9.3	The obligations of non-disclosure embodied herein shall survive termination of this Agreement by a period of ten (10) years.

9.4	The details of this Agreement shall be Information for the purposes of this Agreement, and neither party shall publish or make reference to the same without the written agreement of the other party.

9.5	Neither party shall use the name of the other party in any publicity, promotion or other written oral or electronic communication to third parties without the express written permission of the other party.

9.6	During the term of this agreement, RFUCMS shall not deliver any experimental or commercial materials, information and know-how to make or use such materials under this licence to any third party without prior written consent by BBB.

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10.	General

10.1	This Agreement shall not create any partnership or a relationship of principal and agent of the like between the parties.

10.2	The headings in this Agreement are for convenience only and shall not affect its interpretation or construction.

10.3	In the event that any provision of this Agreement is declared by any judicial or other competent authority to be void, illegal or otherwise unenforceable, the parties shall amend that provision in such reasonable manner that achieves the intent of the parties without illegality, or if the parties are unable to agree on such amendment the relevant part of the provision shall be severed from this Agreement and the remaining provisions shall remain.

10.4	Neither party shall be liable for any failure to fulfil any term or condition of this Agreement if fulfilment has been delayed, hindered or prevented by any event of force majeur including, but not limited to, acts of God, any strike, lock out or other industrial dispute, acts of the elements or any occurrences beyond the control of the affected party, provided that that party promptly notifies the other of the nature and likely duration of such delay, and when such force majeur ceases to apply.

10.5	Neither party may assign or otherwise transfer this Agreement in whole or in part without the prior written consent of the other party.

10.6	The failure of either party to enforce at any time or for any period any one or more of the provisions of this Agreement shall not be a waiver of them or of the right to at any time subsequently to enforce any or all of the provisions of this Agreement.

10.7	The parties acknowledge that this Agreement, together with the Appendices hereto contains the entire agreement between the parties relating to the subject matter hereof and that they have not relied upon any oral or written representation, warranty term, condition or understanding not set out in this Agreement.

10.8	Any notice to be served by either of the parties on the other shall be sent by prepaid recorded delivery, or if sent by electronic means, shall be confirmed by such prepaid recorded delivery, to the address set out at the head of this Agreement or to such other address that may from time to time be notified in writing to the other.

Any notice addressed to RFUCMS shall be marked for the attention of:

[***]

[***]

Any notice addressed to BBB shall be marked for the attention of:

[***]

[***]

10.9	This agreement shall be construed in accordance with English Law. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the Rules of the London Court of International Arbitration (“LCIA”), which Rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be three, with each party selecting one arbitrator and the two arbitrators selecting the third. The place of arbitration shall be London, England. The language to be used in the arbitral proceedings shall be English. The governing law of the contract shall be the substantive law of England. The cost thereof shall be borne in full by the party held to be the offending party.

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***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

IN WITNESS WHEREOF the parties have appended hereto the signatures of their authorised signatories as of the date first above written.

For and on behalf of University College London		For and on behalf of Big Bear Bio Inc

Signed	/s/ C.A. Tarhan	Signed	/s/ Yoshinari Kumagai

Name and Title	C.A. Tarhan, Finance Director and Head of Administration	Name and Title	Yoshinari Kumagai, President & CEO

Date	14/4/99	Date	14/4/99

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APPENDIX I

Research Plan

[***]

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***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

APPENDIX II

Project Costings

[***]

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***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.